SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 31, 2014

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2014, Roanoke Gas Company (“Roanoke”), the utility subsidiary of RGC Resources, Inc. (“Resources”) entered into a new Revolving Line of Credit Note in the original principal amount of $19,000,000 (the or this “Note”) in favor of Wells Fargo Bank, N.A. This Note replaces the Revolving Line of Credit Note dated March 31, 2013 and the Modification dated December 23, 2013 in the original principal amount of $8,000,000. The new Note expires on March 31, 2015.

The purpose of the Note is to provide working capital financing for Roanoke’s operations. This Note provides for a variable interest rate based upon 30-day LIBOR and multiple-tier borrowing limits to accommodate seasonal borrowing demands. The Note provides for borrowing limits that range from $1,000,000 to a maximum of $19,000,000 during the term of the Note.

Also on March 31, 2014, Roanoke entered into a Promissory Note in the original amount of $15,000,000 in favor of Wells Fargo Bank, N.A. The Promissory Note is a one-year continuation of the original Promissory Note dated November 28, 2005 and subsequent Modification dated October 20, 2010 and Term Notes dated March 30, 2012 and March 31, 2013. The Promissory Note matures on March 31, 2015 and retains all other terms and conditions provided for in the original Promissory Note including interest rate and provision for monthly payments of accrued interest.

In connection with the both the Revolving Line of Credit Note and the Promissory Note, Roanoke entered into a Third Amendment to Credit Agreement which amended the original credit agreement dated March 30, 2012 and subsequent amendments. The amendment incorporated updated information related to the new Revolving Line of Credit Note and the new Promissory Note with regard to limits and maturity dates. All other provisions of the original credit agreement remain in place.

Effective March 31, 2014, Resources entered into a Change in Control Agreement with Mr. Carl J. Shockley that provides certain benefits in the event of a “Change in Control.” For purposes of this agreement, a “Change in Control” occurs when (i) any person or entity becomes the beneficial owner of at least 50% of the combined voting power of the Company’s voting securities; (ii) any person or entity becomes the beneficial owner of at least 50% of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; or (iii) the Company is liquidated or sells substantially all of its assets. In the event that his employment with the Company is terminated within 24 months of the date of a Change in Control, unless the termination is (a) because of his death or disability, (b) for Cause (as defined in the agreement) or (c) by him other than for Good Reason (as defined in the agreement), then he will receive a severance payment equal to 1.5 times his average annual compensation over the prior five tax years. This severance payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also, in such event, the Company will continue his life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of 24 months after the date of the Change in Control, his death, or his full-time employment. The agreement does not require Mr. Shockley to seek employment to mitigate any payments or benefits provided thereunder. Mr. Shockley is the Vice President of Operations for Roanoke Gas Company.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Note and Promissory Note, which are incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers.

The information required by this Item 5.02 is set forth in Item 1.01 above in respect of Mr. Shockley’s Change in Control Agreement, which is incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENT AND EXHIBITS.

(d)    Exhibits.

10.1	Revolving Line of Credit Note in the original principal amount of $19,000,000 by Roanoke Gas Company in favor of Wells Fargo Bank, N.A. dated March 31, 2014.

10.2	Promissory Note in the original amount of $15,000,000 by Roanoke Gas Company in favor of Wells Fargo Bank, N.A. dated March 31, 2014.

10.3	Third Amendment to Credit Agreement by and between Roanoke Gas Company and Wells Fargo Bank, N.A. dated March 31, 2014.

10.4	Change in Control Agreement between RGC Resources, Inc. and Mr. Carl J. Shockley effective March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: April 2, 2014	By: /s/Paul W. Nester

Paul W. Nester
Vice President, Treasurer and CFO